Exhibit 99.1

[LITHIUM CORPORATION LOGO]

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE                                                OTCQB: LTUM

            LITHIUM CORPORATION SIGNS LOI ON FISH LAKE VALLEY PROJECT

     Elko, NV - Feb 16, 2016 - Lithium Corporation [OTCQB - LTUM] ("the Company") is pleased to announce that it has signed a Letter of Intent (LOI) with 1032701 B.C. LTD., a private British Columbia company with respect to the Company's Fish Lake Valley lithium brine property in Esmeralda County, Nevada (the "Property").

     1032701 BC Ltd., or their successor or assigns ("Optionee"), which is to be a company acceptable to our Company and listed on the TSX Venture Exchange (the "TSX-V") will have the Option to earn an 80% interest in the Property by performing the following upon the signing of a Definitive Agreement, that is to take place no later than April 1st, 2016:

     Upon signing, pay $100,000 to Lithium Corporation and issue 200,000 common shares of the Optionee/ TSX-V listed public company.

     On or before the first anniversary of the signing of the Definitive Agreement pay $100,000 to Lithium Corporation and issue 100,000 common shares of the Optionee/TSX-V listed public company.

     On or before the second anniversary of the signing of the definitive agreement pay $100,000 to Lithium Corporation and issue 100,000 common shares of the Optionee/TSX-V listed public company.

     Optionee must make qualified exploration or development expenditures on the Property of $200,000 before the first anniversary, an additional $300,000 before the second anniversary, an additional $600,000 prior to the third anniversary, and make all payments and perform all other acts to maintain the Property in good standing before fully earning their 80% interest. Additionally, terms will be negotiated for the Optionee to purchase the Company's 20% interest in the property for $1,000,000, at which point the Company's interest would revert to a 2 1/2% Net Smelter Royalty (NSR). Optionee may then elect at any time to purchase one half of Lithium Corporation'S NSR for $1,000,000.

     Brian Goss, President of Lithium Corporation stated, "We have achieved a major milestone towards reaching our goal of finding a partner to advance exploration at Fish Lake Valley. This agreement, once completed, will de-risk our interest in the property for the next $1.1 million of exploration and development, allow us to maintain an interest in Fish Lake Valley, and build a relationship with a new partner group. The Lithium Corporation team looks forward to closing a Definitive Agreement pursuant to these terms."
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[LITHIUM CORPORATION LOGO]



     For further information with regard to Lithium Corporation,  please contact
Tom   Lewis   or   Brian   Goss   at   (775)    410-2206   or   via   email   at
info@lithiumcorporation.com

About Lithium Corporation

Lithium Corporation is an exploration company based in Nevada devoted to the exploration for energy storage related resources throughout North America, looking to capitalize on opportunities within the ever expanding next generation battery markets. The Company maintains a strategic alliance with Altura Mining, an ASX listed natural resource development company that is currently searching for off-take contracts for its 100% owned world-class Pilgangoora lithium pegmatite property in Western Australia.

NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but limited to: that a definitive option agreement will be entered into with an acceptable TSX-V listed company or that such company will be able to comply with its obligations under such agreement.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of minerals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.